Exhibit 99.1

Verso Corporation Reports Fourth Quarter and Full Year 2020 Financial Results

MIAMISBURG, Ohio, Feb. 25, 2021 /PRNewswire/ -- Verso Corporation (NYSE: VRS) today reported financial results for the fourth quarter and full year of 2020.

Fourth Quarter 2020 Highlights:

  Net sales of $314 million, up 3 percent versus the third quarter of 2020
  Net loss of $90 million, compared to net loss of $31 million in the third quarter of 2020
  Adjusted EBITDA of $9 million, compared to Adjusted EBITDA of $12 million in the third quarter of 2020

Overview
"Despite 2020 being a challenging year, we continued to strengthen our operational efficiency and flexibility, manage our costs and working capital to generate free cash flow, and align our product offering to our customers' needs as the commercial print market slightly improved," said Verso President and Chief Executive Officer Randy Nebel. "We have positive momentum leading into 2021, and are strategically positioned as industry and market dynamics continue to recover."

Results of Operations – Comparison of Three Months Ended December 31, 2020 to Three Months Ended December 31, 2019

	Three Months Ended December 31,		Three Month
(Dollars in millions)	2019	2020	$ Change
Net sales	$ 587	$ 314	$ (273)
Costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	513	327	(186)
Depreciation and amortization	26	87	61
Selling, general and administrative expenses	28	15	(13)
Restructuring charges	8	8	-
Other operating (income) expense	2	(5)	(7)
Operating income (loss)	10	(118)	(128)
Interest expense	-	-	-
Other (income) expense	(15)	(5)	10
Income (loss) before income taxes	25	(113)	(138)
Income tax expense (benefit)	(91)	(23)	68
Net income (loss)	$ 116	$ (90)	$ (206)

Comments to Results of Operations - Comparison of Three Months Ended December 31, 2020 to Three Months Ended December 31, 2019

Net sales
Net sales for the three months ended December 31, 2020 declined by $273 million or 47% compared to the three months ended December 31, 2019 as a result of significant declines in sales volume and unfavorable price/mix. Of the $273 million, or 47% net sales decline, $138 million, or 24%, was a result of the sale of our Androscoggin and Stevens Point mills in February 2020 and $77 million, or 13%, was attributable to the indefinite idling of our Duluth and Wisconsin Rapids mills in July 2020. Total company sales volume was down from 657 thousand tons during the three months ended December 31, 2019, to 392 thousand tons during the three months ended December 31, 2020. Of the 265 thousand ton volume decline, 140 thousand tons were a result of the sale of our Androscoggin and Stevens Point mills in February 2020, 91 thousand tons were attributable to the indefinite idling of our Duluth and Wisconsin Rapids mills in July 2020, and the additional decline resulted from lower customer demand driven by the COVID-19 pandemic.

Operating income (loss)
Operating loss was $118 million for the three months ended December 31, 2020, a decrease of $128 million when compared to operating income of $10 million for the three months ended December 31, 2019.

Operating results for the three months ended December 31, 2020 were positively impacted by:

  Lower input costs of $1 million, driven by lower chemical, fiber and purchased pulp costs, partially offset by higher energy costs
  Lower freight costs of $1 million
  Reduced planned major maintenance costs of $5 million, primarily driven by the fall outage at the Androscoggin Mill in 2019 that did not recur in 2020 due to the sale of the mill in February 2020
  Lower Selling, general and administrative costs of $13 million primarily driven by cost reduction initiatives in connection with the sale of our Androscoggin and Stevens Point mills in February 2020
  Higher other operating income of $7 million primarily related to finalization of the working capital adjustment to the sale of our Androscoggin and Stevens Point mills

Operating results for the three months ended December 31, 2020 were negatively impacted by:

  Unfavorable price/mix of $19 million
  Lower sales volume resulting in a decrease of $31 million in net operating income, driven by the impact of the COVID-19 pandemic, the sale of our Androscoggin and Stevens Point mills in February 2020 and the indefinite idling of our Duluth and Wisconsin Rapids mills in July 2020
  Higher net operating expenses of $44 million primarily driven by market downtime, costs incurred to idle our Duluth and Wisconsin Rapids mills, and severance costs, partially offset by cost reduction initiatives across our mill system and reduced corporate overhead
  Higher depreciation expense of $61 million primarily due to $65 million in accelerated depreciation related to the closure of our Duluth Mill in December 2020, partially offset by lower depreciation as a result of the sale of our Androscoggin and Stevens Point mills in February 2020

Other (income) expense
Other income for the three months ended December 31, 2020 and December 31, 2019 includes income of $5 million and $14 million, respectively, associated with the non-operating components of net periodic pension cost (income).

Income tax expense (benefit)
Income tax benefit was $23 million for the three months ended December 31, 2020, which primarily reflects estimated tax benefit for the period, partially offset by $7 million of additional valuation allowance recognized against state tax credits. Income tax benefit was $91 million for the three months ended December 31, 2019, primarily attributable to a release of the income tax valuation allowances on all federal deferred tax assets and certain state tax credits.

Results of Operations – Comparison of Twelve Months Ended December 31, 2020 to Twelve Months Ended December 31, 2019

	Twelve Months Ended December 31,		Twelve Month
(Dollars in millions)	2019	2020	$ Change
Net sales	$ 2,444	$ 1,359	$ (1,085)
Costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	2,138	1,334	(804)
Depreciation and amortization	183	153	(30)
Selling, general and administrative expenses	104	77	(27)
Restructuring charges	52	12	(40)
Other operating (income) expense	4	(89)	(93)
Operating income (loss)	(37)	(128)	(91)
Interest expense	2	1	(1)
Other (income) expense	(18)	(19)	(1)
Income (loss) before income taxes	(21)	(110)	(89)
Income tax expense (benefit)	(91)	(9)	82
Net income (loss)	$ 70	$ (101)	$ (171)

Comments to Results of Operations - Comparison of Twelve Months Ended December 31, 2020 to Twelve Months Ended December 31, 2019

Net sales
Net sales for the twelve months ended December 31, 2020 declined by $1,085 million or 44% compared to the twelve months ended December 31, 2019 as a result of significant declines in sales volume and unfavorable price/mix. Of the $1,085 million, or 44% net sales decline, $186 million, or 8%, was attributable to the closure of our Luke Mill in June 2019, $489 million, or 20%, was a result of the sale of our Androscoggin and Stevens Point mills in February 2020, and $146 million, or 6%, was attributable to the indefinite idling of our Duluth and Wisconsin Rapids mills in July 2020. Total company sales volume was down from 2,647 thousand tons during the twelve months ended December 31, 2019, to 1,674 thousand tons during the twelve months ended December 31, 2020. Of the 973 thousand ton volume decline, 185 thousand tons were attributable to the closure of our Luke Mill in June 2019, 479 thousand tons were a result of the sale of our Androscoggin and Stevens Point mills in February 2020, 170 thousand tons were attributable to the indefinite idling of our Duluth and Wisconsin Rapids mills in July 2020, and the additional decline resulted from lower customer demand driven by the COVID-19 pandemic.

Operating income (loss)
Operating loss was $128 million for the twelve months ended December 31, 2020, a decrease of $91 million when compared to operating loss of $37 million for the twelve months ended December 31, 2019.

Operating results for the twelve months ended December 31, 2020 were positively impacted by:

  Lower input costs of $20 million, driven by lower chemical, energy and purchased pulp costs, partially offset by higher fiber costs
  Lower freight costs of $9 million
  Lower depreciation expense of $30 million primarily due to $76 million in accelerated depreciation associated with the closure of our Luke Mill in June 2019, as well as the sale of our Androscoggin and Stevens Point mills in February 2020, partially offset by $65 million in accelerated depreciation associated with the closure of our Duluth Mill in December 2020
  Reduced planned major maintenance costs of $28 million, primarily driven by the cancellation of the annual outage at our Wisconsin Rapids Mill, costs incurred at our Androscoggin Mill in 2019 that did not recur in 2020 and timing of a biannual outage at our Quinnesec Mill
  Lower restructuring charges of $40 million primarily associated with the closure of our Luke Mill in June 2019, partially offset by the closure of our Duluth Mill in December 2020
  Lower Selling, general and administrative costs of $27 million primarily driven by cost reduction initiatives in connection with the sale of our Androscoggin and Stevens Point mills in February 2020 and lower equity compensation expense, partially offset by increased severance costs incurred due to our headcount reduction initiatives and costs associated with the proxy solicitation contest
  Higher other operating income of $93 million, primarily as a result of the $94 million gain on the sale of our Androscoggin and Stevens Point mills, partially offset by a $1 million loss on related pension settlement

Operating results for the twelve months ended December 31, 2020 were negatively impacted by:

  Unfavorable price/mix of $123 million
  Lower sales volume resulting in a decrease of $131 million in net operating income, driven by the impact of the COVID-19 pandemic, the closure of our Luke Mill in June 2019, the sale of our Androscoggin and Stevens Point mills in February 2020 and the indefinite idling of our Duluth and Wisconsin Rapids mills in July 2020
  Higher net operating expenses of $84 million primarily driven by market downtime, costs incurred to idle our Duluth and Wisconsin Rapids mills, severance costs and an extension of the planned outage at our Quinnesec Mill, partially offset by cost reduction initiatives across our mill system, reduced corporate overhead and union ratification expense for signing bonuses and for the settlement of various work arrangement issues 2019 that did not recur in 2020

Other (income) expense
Other income for the twelve months ended December 31, 2020 and December 31, 2019 includes income of $20 million and $18 million, respectively, associated with the non-operating components of net periodic pension cost (income).

Income tax expense (benefit)
Income tax benefit was $9 million for the twelve months ended December 31, 2020, which primarily reflects estimated tax benefit for the period, partially offset by $14 million of additional valuation allowance recognized against state tax credits. The twelve months ended December 31, 2020 includes $7 million of income tax expense related to the twelve months ended December 31, 2019. This resulted from recording an adjustment for the federal tax effect on deferred tax assets for state net operating losses and state tax credits established in 2019 without a federal tax effect. Income tax benefit for the twelve months ended December 31, 2019 was primarily offset by the valuation allowance adjustment.

2021 Outlook
The Company is providing the following outlook for full year 2021:

  Expect capital expenditures to be $45 million to $55 million
  Pension contribution of $42 million to $46 million anticipated
  Expect operating cash flow in excess of cash required to fund capital, pension and dividends
  Idle and closed mill costs to decline while advancing potential realization of asset sales

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
EBITDA consists of earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA reflects adjustments to EBITDA to eliminate the impact of certain items that we do not consider to be indicative of our ongoing performance. We use EBITDA and Adjusted EBITDA as a way of evaluating our performance relative to that of our peers and to assess compliance with our credit facilities. We believe that EBITDA and Adjusted EBITDA are non-GAAP operating performance measures commonly used in our industry that provide investors and analysts with measures of ongoing operating results, unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies.

We believe that the supplemental adjustments applied in calculating Adjusted EBITDA are reasonable and appropriate to provide additional information to investors.

Because EBITDA and Adjusted EBITDA are not measurements determined in accordance with Generally Accepted Accounting Principles (GAAP) and are susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. You should consider our EBITDA and Adjusted EBITDA in addition to, and not as a substitute for, or superior to, our operating or net income (loss), which are determined in accordance with GAAP.

The following table reconciles Net income (loss) to EBITDA and Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2020	2019	2020	2019	2020
Net income (loss)	$ (31)	$ 116	$ (90)	$ 70	$ (101)
Income tax expense (benefit)	(9)	(91)	(23)	(91)	(9)
Interest expense	1	-	-	2	1
Depreciation and amortization	21	26	87	183	153
EBITDA	$ (18)	$ 51	$ (26)	$ 164	$ 44
Adjustments to EBITDA:
Restructuring charges (1)	(2)	8	8	52	12
Luke Mill post-closure costs (2)	3	5	6	9	15
Non-cash equity award compensation (3)	1	2	-	12	5
Gain on Sale of the Androscoggin/Stevens Point Mills (4)	-	-	(6)	-	(94)
Duluth and Wisconsin Rapids Mills idle costs (5)	17	-	20	-	37
(Gain) loss on sale or disposal of assets (6)	3	2	1	2	4
Strategic initiatives costs (7)	-	5	-	6	-
Stockholders proxy solicitation costs (8)	-	1	-	1	4
Other severance costs (9)	8	-	5	4	18
Other items, net (10)	-	-	1	1	2
Adjusted EBITDA (11)	$ 12	$ 74	$ 9	$ 251	$ 47

(1)	Charges associated with the closure of our Luke Mill in June 2019 and the closure of our Duluth Mill in December 2020.
(2)	Costs recorded after the permanent shutdown of our Luke Mill that are not associated with product sales or restructuring activities.
(3)	Amortization of non-cash incentive compensation.
(4)	Gain on the sale of the outstanding membership interests in Verso Androscoggin LLC in February 2020, which included our Androscoggin Mill and Stevens Point Mill.
(5)	Costs associated with the indefinite idling of our Duluth Mill and Wisconsin Rapids Mill beginning in July 2020, that are not associated with product sales or restructuring activity.
(6)	Realized (gain) loss on the sale or disposal of assets.
(7)	Professional fees and other charges associated with our strategic alternatives initiative, including certain costs related to the Pixelle Sale.
(8)	Costs incurred in connection with the stockholders proxy solicitation contest.
(9)	Severance and related benefit costs not associated with restructuring activities.
(10)	Other miscellaneous adjustments.
(11)	Adjusted EBITDA for 2019 and 2020, include $13 million of income and $1 million of expense, respectively, related to pension settlements.

About Verso
VERSO CORPORATION is a leading American owned and operated producer of graphic, specialty and packaging paper and market pulp, with a long-standing reputation for quality and reliability. Verso's graphic paper products are designed primarily for commercial printing, advertising and marketing applications, including direct mail, catalogs, corporate collateral, books and magazines. Verso's specialty paper products include release liner papers and label face stock for pressure sensitive, glue-applied and laminate applications. Verso produces packaging paper used in select box applications and point-of-purchase displays. Verso also makes market pulp used in printing, writing, specialty and packaging papers, facial and toilet tissue, and paper towels. For more information, visit us online at versoco.com.

Forward-Looking Statements
In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "intend," "potential" and other similar expressions. They include, for example, statements relating to our business and operating outlook for 2021 and our strategic position. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management's current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso's actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including: the adverse impact of idling production, shutting down machines or facilities, restructuring our operations and selling non-core assets; changes in the costs of raw materials and purchased energy; security breaches and other disruption to our information technology infrastructure; uncertainties regarding the impact, duration and severity of the COVID-19 pandemic and measures intended to reduce its spread; the long-term structural decline and general softening of demand facing the paper industry; adverse developments in general business and economic conditions; developments in alternative media, which are expected to adversely affect the demand for some of Verso's key products, and the effectiveness of Verso's responses to these developments; intense competition in the paper manufacturing industry; Verso's ability to compete with respect to certain specialty paper products for a period of two years after the closing of the Pixelle Sale; Verso's business being less diversified because of the Pixelle Sale, closure of the Luke Mill, the Duluth Mill and the No. 14 paper machine and certain other long-lived assets at the Wisconsin Rapid Mill; Verso's dependence on a small number of customers for a significant portion of its business; Verso's limited ability to control the pricing of its products or pass through increases in its costs to its customers; negative publicity, even if unjustified; any failure to comply with environmental or other laws or regulations, even if inadvertent; legal proceedings or disputes; any labor disputes; and the potential risks and uncertainties described under the caption "Risk Factors" in Verso's Form 10-K for the fiscal year ended December 31, 2019, Verso's Quarterly Report on Form 10-Q for the three months ended March 31, 2020, and from time to time in Verso's other filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Conference Call
Verso will host a conference call and webcast for analysts and investors on Thursday, February 25, 2020 at 1 p.m. (EST) to discuss fourth quarter and full year 2020 financial results.

Analysts and investors may access the live conference call only by dialing 888-317-6003 (U.S. toll-free), 866-284-3684 (Canada toll-free) or 412-317-6061 (international) and referencing elite entry number 5409602 and Verso Corporation. To register, please dial in 10 minutes before the conference call begins. The news release and fourth quarter and full year 2020 results will be available on Verso's website at http://investor.versoco.com by navigating to the Financial Information page.

Analysts and investors may also access the live conference call and webcast by clicking on the event link https://www.webcaster4.com/Webcast/Page/1524/40097 or by visiting Verso's website at http://investor.versoco.com and navigating to the Events page. Please go to this link at least one hour before the call and follow the instructions to register, download and install any necessary audio/video software.

A telephonic replay of the call can be accessed at 877-344-7529 (U.S. toll-free), 855-669-9658 (Canada toll-free) or 412-317-0088 (international), access code 10152558. The replay will be available starting at 3 p.m. (EST) Thursday, February 25, 2021, and will remain available until March 25, 2021. An archive of the conference call and webcast will be available at http://investor.versoco.com starting at 3 p.m. (EST) Thursday, February 25, 2021, and will remain available for 120 days.

Investor contact: investor.relations@versoco.com, 937-528-3220, Media contact: Shawn Hall, Director, Communications, 937-528-3700, shawn.hall@versoco.com